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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-2 to the Registration Statement on Form S-4 of our report dated March 11, 2003, except for Note 30, for which the date is August 21, 2003, relating to the financial statements, which appears in the Current Report on Form 8-K of Metaldyne Corporation dated August 22, 2003. We also consent to the incorporation by reference of our report dated March 11, 2003 relating to the financial statement schedule, which appears in Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 29, 2002.



Detroit, Michigan
August 21, 2003